SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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☐Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Radio One, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200

April 23, 2015

Dear Fellow Stockholder:

    You are cordially invited to attend the 2015 annual meeting of stockholders of Radio One, Inc. (“Radio One”), to be held on Tuesday, June 2, 2015 at 9:30 a.m. Eastern Time, at The Doubletree Hotel  at 8727 Colesville Road, Silver Spring, Maryland 20910.

    At this meeting, the Class A and Class B shareholders will be asked to vote on several proposals, all of which are described in detail in the attached proxy statement. Also made available are Radio One’s Annual Report on Form 10-K for the year ended December 31, 2014 and, if you are a holder of Class A or Class B common stock, a proxy card.

    Whether or not you plan to attend the annual meeting in person, if you are a Class A or Class B shareholder, it is important that your shares be represented and voted at the meeting.  Thus, we are offering you three voting methods apart from in person attendance: (i) by proxy; (ii) by internet voting; and (iii) by phone voting.

    If you choose to vote by proxy, after reading the attached proxy statement, please complete, sign, date and promptly return the proxy card in the enclosed self-addressed envelope.  No postage is required if it is mailed in the United States.  Submitting the proxy will not preclude you from voting in person at the annual meeting should you later decide to do so.  Your cooperation in promptly returning your completed proxy is greatly appreciated.

    In addition to voting by proxy, you may  use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 p.m. Eastern Time June 1, 2015.  Online voting is available at www.proxyvote.com.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

    Similarly, you may vote by phone by dialing 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time June 1, 2015.  Have your proxy card in hand when you call and then follow the instructions.

    We look forward to seeing you at the annual meeting.

Sincerely,

                                                                                                                                           Alfred C. Liggins, III
Chief Executive Officer

Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2015
_______________

    NOTICE IS HEREBY GIVEN that the 2015 annual meeting of stockholders of Radio One, Inc., a Delaware corporation (“Radio One”), will be held on Tuesday, June 2, 2015 at 9:30 a.m. Eastern Time, at The Doubletree Hotel  at 8727 Colesville Road, Silver Spring, Maryland 20910 to consider and act upon the following matters:

(1)           The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified.

(2)           The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and Dennis A. Miller as directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified.

(3)           To approve the 2014 compensation awarded to named executive officers, including (i) potential bonus compensation, although none was paid to the named executive officers for the fiscal year ended December 31, 2014 and (ii) the compensation to the named executive officers under their new terms of employment.

(4)            To approve amendment of the Amended and Restated 2009 Stock Plan to increase the number of Class D shares available for grant.

(5)            The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Radio One for the year ending December 31, 2015.

(6)            The transaction of such other business as may properly come before the 2015 annual meeting or any adjournment thereof.

    At this time, the board of directors is not aware of any other business that will be presented for consideration at the 2015 annual meeting.

    The Board of Directors Unanimously Recommends that the Stockholders Vote “For” each of Proposals 1, 2, 3, 4 and 5 to be presented at the Annual Meeting.

    Only Class A and Class B stockholders of record at the close of business on April 14, 2015 will be entitled to vote at the 2015 annual meeting or any adjournment thereof.  A list of stockholders entitled to vote at the 2015 annual meeting will be available for inspection by any stockholder, for any reason germane to the meeting, during ordinary business hours during the ten days prior to the meeting at Radio One’s offices at 1010 Wayne Avenue, Silver Spring, Maryland 20910.  If you wish to view the list of stockholders, please contact Linda J. Vilardo, Radio One’s Assistant Secretary, at (301) 429-3200.

    We hope that you will be able to attend the 2015 annual meeting in person.  However, whether or not you plan to attend, if you are a holder of Class A or Class B common stock, please vote by completing, dating, signing, and returning the enclosed proxy card promptly to ensure that your shares are represented at the meeting. If you do attend the meeting, you may revoke your proxy if you wish to vote in person.  The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the meeting.  As noted above, you may also vote by internet or by phone by following the instructions on your proxy card.

By Order of the Board of Directors,

 Linda J. Vilardo
Assistant Secretary

Dated: April 23, 2015

Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910
301-429-3200
_______________

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2015
THE DOUBLETREE HOTEL
8727 COLESVILLE ROAD, SILVER SPRING, MARYLAND 20910

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING

In this proxy statement, Radio One, Inc. is referred to as “we,” “us,” “our,” “Radio One” or “the Company.”

Q:  Why did I receive this proxy statement?

You received this proxy statement because our board of directors is soliciting your proxy to vote at our annual meeting of stockholders (including any adjournment or postponement of the annual meeting). The annual meeting will be held on Tuesday, June 2, 2015, at 9:30 a.m. Eastern Time, at The Doubletree Hotel at 8727 Colesville Road, Silver Spring, Maryland 20910.  This proxy statement and a copy of our Annual Report on Form 10-K for the year ended December 31, 2014 are first being mailed or otherwise made available on or about April 23, 2015 to stockholders of record at the close of business on April 14, 2015.

Q:  What am I voting on?

You are being asked to consider and vote on the following:

(1) The election of Terry L. Jones and Brian W. McNeill as Class A directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 1);

(2) The election of Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and Dennis A. Miller as directors to serve until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified (Proposal 2);

(3) The approval of the 2014 compensation awarded to named executive officers, including (i) potential bonus compensation, although none was paid to the named executive officers for the fiscal year ended December 31, 2014 and (ii) the compensation to the named executive officers under their new terms of employment (Proposal 3);

(4) To approve amendment of the Amended and Restated 2009 Stock Plan to increase the number of Class D shares available for grant (Proposal 4); and

(5)  The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Radio One for the year ending December 31, 2015 (Proposal 5).

No matters other than those referred to above are presently scheduled to be considered at the meeting.

Q:  Who is entitled to vote?

Shareholders of record of Class A and Class B common stock at the close of business on April 14, 2015, the record date, will be entitled to vote at the meeting.  As of April 14, 2015, there were 2,173,851 shares of Class A common stock and 2,861,843 shares of Class B common stock issued, outstanding and eligible to vote.  Each share of Class A common stock is entitled to one non-cumulative vote and each share of Class B common stock is entitled to ten non-cumulative votes.

Q:  What is a shareholder of record and what is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are considered the shareholder of record with respect to those shares, and the notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

Q:  How do I vote?

You may attend the meeting and vote in person or you can vote by proxy, Internet or phone.  To vote by proxy, sign and date each proxy card you receive and return it to us by mail in the postage-paid envelope provided.  The instructions for voting are contained on the enclosed proxy card.  The individuals named on the card are your proxies.  They will vote your shares as you indicate. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted as follows:

•      Proxies received from the holders of Class A common stock will be voted FOR:

                        All of the nominees for Class A director (for which holders of Class B common stock are not eligible to vote).

•      Proxies received from holders of Class A common stock and Class B common stock will be voted FOR:

          (i) All of the other nominees for director;

          (ii) Approval of the 2014 compensation awarded to named executive officers, including (i) potential bonus compensation although none was paid to the named executive officers for the fiscal year ended December 31, 2014 and (ii) the compensation to the named executive officers under their new terms of employment;

          (iii) Approval of amendment of the Amended and Restated 2009 Stock Plan to increase the number of Class D shares available for grant;

          (iv) Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Radio One for the year ending December 31, 2015; and

          (v) At the discretion of the proxies, on any other matter that may be properly brought before the meeting.

In addition to voting by proxy, you may  use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic delivery of information up until 11:59 p.m. Eastern Time June 1, 2015.  Online voting is available at www.proxyvote.com.  Please have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Similarly, you may vote by phone by dialing 1-800-690-6903.  You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time June 1, 2015.  Please have your proxy card in hand when you call and then follow the instructions.

Votes may be cast in favor of or in opposition to each proposal or, in the case of the election of directors, votes may be cast in favor of the election of each nominee or withheld.  Other than in the election of directors, abstentions may be specified on each proposal. Abstentions, instructions to withhold voting authority and broker non-votes are not deemed to be votes cast and, accordingly, will have no effect on the outcome of the voting.

Q:  How do I change my proxy?

You may change or revoke your proxy at any time before the meeting by either notifying our Assistant Secretary or returning a later-dated proxy.  You may also revoke your proxy by voting in person at the annual meeting.  The address of our Assistant Secretary is 1010 Wayne Avenue, 14th Floor, Silver Spring, Maryland 20910, Attention:  Linda J. Vilardo.  If your shares are held in the name of a broker, bank or other record holder (i.e., in “street name”), you must either direct the record holder of your shares how to vote your shares or obtain a proxy from the record holder to vote at the meeting.

Q:  What does it mean if I obtain more than one proxy card?

If you receive more than one proxy card it means you hold shares registered in more than one account.  Sign and return all proxy cards to ensure that all of your shares are voted.

Q:  What are the voting rights of the Class A common stock and the Class B common stock?

On each matter submitted to a vote of our shareholders, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes.  Members of our board of directors are elected by a plurality of votes cast.  This means that the nominees that receive the most votes cast will be elected to the board, even if they do not receive a majority of votes cast. At the close of business on April 14, 2015, there were 2,173,851 outstanding shares of our Class A common stock and 2,861,843 outstanding shares of our Class B common stock.  Accordingly, a total of 30,792,281 votes may be cast at the meeting.  Class C and Class D common stock are not entitled to vote on any proposal presented at the meeting.

Q:  What constitutes a quorum?

A quorum exists when the holders of a majority of the outstanding shares of Radio One voting common stock are present at the meeting in person or by proxy.  A quorum is necessary to take action at the meeting.  Abstentions, instructions to withhold voting authority and broker non-votes are counted as present for purposes of determining whether there is a quorum.  A broker non-vote occurs when a nominee, who holds shares for a beneficial owner, does not vote on a proposal because the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner.  In the event that a quorum is not obtained at the meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

If a quorum is not present, the shareholders present in person or by proxy may adjourn the meeting to another time or place.  Unless the adjournment is for more than 30 days or a new record date is set for the adjourned meeting, no further notice of the adjourned meeting need be given.  At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Q:  How many votes are needed for approval of each proposal?

If a quorum is present at the meeting:

•      the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock will be necessary for the election of Terry L. Jones and Brian W. McNeill as Class A directors;

•      the affirmative vote of a plurality of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the election of the remaining director nominees;

•      the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the ratification of the appointment of the independent registered public accounting firm;

•     the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for the approval of the 2014 compensation awarded to named executive officers, including (i) potential bonus compensation, although none was paid to the named executive officers for the fiscal year ended December 31, 2014 and (ii) the compensation to the named executive officers under their new terms of employment; and

•    the affirmative vote of a majority of the votes cast by all eligible holders of Class A common stock and Class B common stock will be necessary for approval of amendment of the Amended and Restated 2009 Stock Plan to increase the number of Class D shares available for grant.

Q:  How do our officers and directors intend to vote?

We have been advised by various members of management and the board of directors who, in the aggregate, hold or otherwise have voting power with respect to 672,900 shares of Class A common stock and 2,861,843 shares of Class B common stock (together representing approximately 95.1% of the votes possible) that they intend to vote such shares in favor of each of the proposals to be presented for consideration and approval at the meeting.    Further, we are a “controlled company” under rules governing the listing of our securities on the NASDAQ Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the board and Secretary, and Alfred C. Liggins, III, our CEO and President.  Ms. Hughes and Mr. Liggins together hold shares of stock representing approximately 94.9% of the votes possible.

Q: What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the board of directors; or

•	Sign and return a proxy card without giving specific voting instructions,

                then the persons named as proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote”.

Q: Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 (Proposal No. 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to exist in connection with Proposal No. 5.

The election of directors (Proposal No. 1 and Proposal No. 2), the approval of the 2014 compensation awarded to named executive officers (Proposal No. 3) and the approval of amendment of the Amended and Restated 2009 Stock Plan to increase the number of Class D shares available for grant (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, broker non-votes may exist in connection with Proposals No. 1, No. 2, No. 3 and No. 4.

Q:  Who can attend the Annual Meeting?

All shareholders as of April 14, 2015 can attend.

Q:  Who will pay the cost of this proxy solicitation?

We will pay all expenses incurred in connection with this proxy solicitation.  We will solicit proxies by mail, and the directors, officers and employees of Radio One may also solicit proxies by telephone, facsimile, telegram or in person.  Those persons will receive no additional compensation for these services, but will be reimbursed for reasonable out-of-pocket expenses.

Q:  Who will count the votes?

Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting.

Q:  Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 — ELECTION OF CLASS A DIRECTORS
(CLASS A COMMON STOCK ONLY)

Two Class A directors will be elected at the 2015 annual meeting to serve until the 2016 annual meeting.  The two nominees are Terry L. Jones and Brian W. McNeill.  Each of them is an incumbent director.  Each of Mr. Jones and Mr. McNeill qualifies as an independent director as that term is defined in Rule 5605(a) (2) of the NASDAQ Listing Rules. These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors. To be elected, each nominee must receive the affirmative vote of a plurality of the votes cast by the holders of the Class A common stock.  There is no cumulative voting for the board of directors.  Following is certain biographical information about the nominees for Class A director.

The Board Unanimously Recommends that You Vote “For” each of the Persons
Nominated for Class A Director in Proposal 1.

Terry L. Jones Director since 1995 Age: 68
Mr. Jones is the Managing Member of the General Partner of Syndicated Communications Venture Partners V, L.P. and the Managing Member of Syncom Venture Management Co., LLC (“Syncom”). Prior to joining Syncom in 1978, he was co-founding stockholder and Vice President of Kiambere Savings and Loan in Nairobi, and a Lecturer at the University of Nairobi. He also worked as a Senior Electrical Engineer for Westinghouse Aerospace and Litton Industries. He is a member of the board of directors for several Syncom portfolio companies, including Radio One, Inc. He formerly served on the board of the Southern African Enterprise Development Fund, a presidential appointment, and is on the Board of Trustees of Spelman College. Mr. Jones received a B.S. degree in Electrical Engineering from Trinity College, an M.S. degree in Electrical Engineering from George Washington University and a Masters of Business Administration from Harvard University. During the last 5 years, Mr. Jones has sat on the boards of directors of TV One, LLC, Iridium Communications, Inc., a publicly held company (“Iridium”), PKS Communications, Inc., a publicly held company, Weather Decisions Technology, Inc., V-me, Inc., Syncom and Verified Identity Pass, Inc.  He currently serves on the board of directors of Iridium (2001 to present), Syncom and Cyber Digital, Inc., a publicly held company. Mr. Jones’ qualifications to serve as a director include his knowledge of Radio One, his many years of senior management experience at various public and private media enterprises, and his ability to provide insight into a number of areas including governance, executive compensation and corporate finance.

Brian W. McNeill Director since 1995 Age: 59
Mr. McNeill is a founder and Managing General Partner of Alta Communications.  He specializes in identifying and managing investments in the traditional sectors of the media industry, including radio and television broadcasting, outdoor advertising and other advertising-based or cash flow-based businesses.  Over the last 5 years, Mr. McNeill has served on the board of directors of some of the most significant companies in the radio and television industries including Una Vez Mas, Millennium Radio Group, LLC and NextMedia Investors LLC.  He joined Burr, Egan, Deleage & Co. as a general partner in 1986, where he focused on the media and communications industries. Previously, Mr. McNeill formed and managed the Broadcasting Lending Division at the Bank of Boston.  He received an MBA from the Amos Tuck School of Business Administration at Dartmouth College and graduated magna cum laude with a degree in economics from the College of the Holy Cross.  Mr. McNeill’s qualifications to serve as a director include his knowledge of Radio One, the media industry and the financial markets, and his ability to provide input into a number of areas including governance, executive compensation and corporate finance.  His service on the boards of directors of various other media companies also is beneficial to Radio One.

PROPOSAL 2 — ELECTION OF OTHER DIRECTORS

Five other directors will be elected by the holders of Class A common stock and Class B common stock voting together at the meeting, to serve until the 2016 annual meeting.  The five nominees are Catherine L. Hughes, Alfred C. Liggins, III, D. Geoffrey Armstrong, Ronald E. Blaylock and Dennis A. Miller.  Each of the nominees is an incumbent director.  Each of Mr. Armstrong, Mr. Blaylock and Mr. Miller also qualifies as an independent director as that term is defined in Rule 5605(a) (2) of the NASDAQ Listing Rules.  These nominees have consented to serve if elected, but should any nominee be unavailable to serve, your proxy will vote for the substitute nominee recommended by the board of directors.  To be elected, the five persons nominated for director must receive the affirmative vote of a plurality of the votes cast by all stockholders entitled to vote.  There is no cumulative voting for the board of directors.  The table below contains certain biographical information about the nominees.

The Board Unanimously Recommends that You Vote “For” each of the Persons Nominated in Proposal 2.

Catherine L. Hughes Chairperson of the Board and Secretary Director since 1980 Age: 68
Ms. Hughes has been Chairperson of the Board and Secretary of Radio One since 1980, and was Chief Executive Officer of Radio One from 1980 to 1997.  Since 1980, Ms. Hughes has worked in various capacities for Radio One including President, General Manager, General Sales Manager and talk show host.  She began her career in radio as General Sales Manager of WHUR-FM, the Howard University-owned, urban-contemporary radio station. Ms. Hughes is the mother of Mr. Liggins, Radio One’s Chief Executive Officer, Treasurer, President and a Director.  Over the last 5 years, Ms. Hughes has sat on the boards of directors of numerous organizations including Broadcast Music, Inc. and Piney Woods High School.  During that period, she also has sat on an advisory board for Wal-Mart Stores, Inc., a publicly held company.  Ms. Hughes’ qualifications to serve as a director include her being the founder of Radio One, her over 30 years of operational experience with the Company and her unique status within the African-American community.  Her service on other boards of directors and advisory boards is also beneficial to Radio One.

Alfred C. Liggins, III Chief Executive Officer, President and Treasurer Director since 1989 Age: 50
Mr. Liggins has been Chief Executive Officer (“CEO”) of Radio One since 1997 and President since 1989. Mr. Liggins joined Radio One in 1985 as an account manager at WOL-AM.  In 1987, he was promoted to General Sales Manager and promoted again in 1988 to General Manager overseeing Radio One’s Washington, DC operations.  After becoming President, Mr. Liggins engineered Radio One’s expansion into new markets.  Mr. Liggins is a graduate of the Wharton School of Business Executive MBA Program.  Mr. Liggins is the son of Ms. Hughes, Radio One’s Chairperson, Secretary and a Director.  Over the last 5 years, Mr. Liggins has sat on the boards of directors of numerous organizations including the Apollo Theater Foundation, Reach Media, The Boys & Girls Clubs of America, The Ibiquity Corporation, the National Association of Black Owned Broadcasters and the National Association of Broadcasters.  Mr. Liggins’ qualifications to serve as a director include his over 25 years of operational experience with the Company in various capacities, including as the current CEO of TV One, and his nationally recognized expertise in the entertainment and media industries.

D. Geoffrey Armstrong Director since 2001 Age: 57
Mr. Armstrong is currently Chief Executive Officer of 310 Partners, a private investment firm.  From March 1999 through September 2000, Mr. Armstrong was the Chief Financial Officer of AMFM, Inc., which was publicly traded on the New York Stock Exchange until it was purchased by Clear Channel Communications in September 2000.  Prior to that, he was Chief Operating Officer and a director of Capstar Broadcasting Corporation, which merged with AMFM, Inc.  Mr. Armstrong was a founder of SFX Broadcasting, which went public in 1993, and subsequently served as Chief Financial Officer, Chief Operating Officer, and a director until the company was sold in 1998.  Since November 2003, Mr. Armstrong has also been a director of Nexstar Broadcasting Group, Inc., a publicly held company.  Mr. Armstrong’s qualifications to serve as a director include his many years of senior management experience at various public and private companies, including as a chief financial officer and chief operating officer, and his ability to provide insight into a number of areas including governance, executive compensation and corporate finance.

Ronald E. Blaylock Director since 2002 Age: 55
Mr. Blaylock has been the Founder and Managing Partner of GenNx360 Capital Partners, a private equity buy-out firm, since 2006. Mr. Blaylock was the Founder, Chairman and Chief Executive Officer of Blaylock & Company, Inc., an investment banking firm, and held senior management positions with PaineWebber Group and Citicorp before launching Blaylock & Company, Inc. in 1993.  Mr. Blaylock is also currently a director of CarMax, Inc. (2007 to present) and W. R. Berkley Corporation (2001 to present). Mr. Blaylock’s founding and management of two financial services companies has provided him with valuable business, leadership and management experience. As a result, Mr. Blaylock brings substantial financial expertise to the board. In addition, Mr. Blaylock’s experience on the boards of directors of other public companies enables him to bring other perspectives and experience to the board.

Dennis A. Miller Director since 2011 Age: 57
Mr. Miller currently serves as a strategic advisor to Lions Gate Entertainment Corporation (“Lions Gate”).  Prior to working with Lions Gate, Mr. Miller served as a General Partner with Spark Capital, LLC, a venture fund with an investment focus on the conflux of the media, entertainment and technology industries.  Prior to joining Spark Capital in 2005, Mr. Miller was a Managing Director of Constellation Ventures, the venture investment arm of Bear Stearns.  His portfolio of investments has included TV One, College Sports Television (acquired by CBS), Widevine (acquired by Google), K12 (taken public in 2008) (NYSE:LRN), Next New Networks (acquired by Google) and The Gospel Channel. He also served on the Board of Directors of Capital IQ (acquired by McGraw-Hill).  From 1998 to 2000, Mr. Miller was Executive Vice President of Lions Gate. Prior to joining Lions Gate, he was an Executive Vice President with Sony Pictures Entertainment (“SPE”) where he was responsible for all television operations of SPE and actively involved with strategic planning and new media.   From 1990 to 1995, Mr. Miller was Executive Vice President of Turner Network Television. In 1993, he took on the additional responsibility for the Turner Entertainment Company.  Mr. Miller began his career as an attorney with Manatt, Phelps, Rothenberg and Phillips in Los Angeles. He holds a Juris Doctorate from Boalt Law School and a B.A. in political science from the University of California at San Diego.  Mr. Miller’s qualifications to serve as a director include his knowledge of TV One, his many years of senior management experience at various public and private media enterprises, and his knowledge of new media enterprises.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The board of directors is comprised of seven members, five of whom are neither officers, nor employees of Radio One.  The board held 4 meetings during the calendar year ended December 31, 2014, and acted 3 times by unanimous written consent.  Each of the current seven directors attended more than 75% of the aggregate number of meetings of the board and committees thereof on which he or she served.   It is the policy of the Company that all members of the board of directors attend annual meetings of the stockholders.  All of the directors attended the 2014 annual meeting of the stockholders of the Company.

      Controlled Company Exemption

We are a “controlled company” under rules governing the listing of our securities on the NASDAQ Stock Market because more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President.  See “Security Ownership of Beneficial Owners and Management” below.  Therefore, we are not subject to NASDAQ Stock Market listing rules that would otherwise require us to have: (i) a majority of independent directors on the board; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for the board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

      Board Leadership Structure

Ms. Hughes has been Chairperson of the board of directors since 1980.  Since the appointment of Mr. Liggins as CEO in 1997, the roles of Chairperson of the board and CEO have been separate.  We believe it is the CEO’s responsibility to run the Company and the Chairperson’s responsibility to run the board of directors.  By having Ms. Hughes serve as chairperson of the board, Mr. Liggins is better able to focus on running the day to day operations of the Company.  Bifurcating the roles enables non-management directors to raise issues and concerns for board consideration without immediately involving the CEO. The chairman or lead director also serves as a liaison between the board and senior management and also provides further vision as to the strategic direction of the Company.  Finally, the board has a third leadership position in the Chairmen of our audit committee.  As discussed below, our audit committee is comprised of three independent directors.  The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Radio One and for the Company’s risk management.  The Chair of the audit committee effectively serves as a “check” on both the Chairperson and the CEO by representing a strong outside presence with significant financial and business experience.

Communication with the Board

Our stockholders may communicate directly with the board of directors.  All communications should be in written form and directed to Radio One’s Assistant Secretary at the following address:

Assistant Secretary
Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910

Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for Radio One’s board of directors.  Each communication intended for Radio One’s board of directors and received by the Assistant Secretary that is related to the operation of Radio One and is relevant to the director’s service on the board shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Committees of the Board of Directors

The board has a standing audit committee, compensation committee and nominating committee.

Audit Committee

  The audit committee consists of D. Geoffrey Armstrong, Brian W. McNeill and Dennis A. Miller, each of whom satisfies the requirements for audit committee membership under the listing standards of the NASDAQ Stock Market.  Mr. Armstrong serves as Chairman of the audit committee.  Each of the audit committee members is an “independent director”, as that term is defined in Rule 5605(a) (2) of the NASDAQ Listing Rules.  The board of directors has determined that all of Mr. Armstrong, Mr. McNeill and Mr. Miller qualify as “audit committee financial experts,” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933.  The board has adopted a written audit committee charter, which is available on our website at www.radio-one.com/about/audit_committee.asp.  The audit committee met 7 times during the calendar year ended December 31, 2014.

               The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Radio One, and as part of this responsibility the audit committee:

•      selects our independent registered public accounting firm;

•      reviews the services performed by our independent registered public accounting firm, including non-audit services, if any;

•      reviews the scope and results of the annual audit;

•      reviews the adequacy of the system of internal accounting controls and internal control over financial reporting;

•     reviews and discusses the financial statements and accounting policies with management and our independent registered public accounting firm;

•      reviews the performance and fees of our independent registered public accounting firm;

•      reviews the independence of our independent registered public accounting firm;

•      reviews the audit committee charter; and

•      reviews related party transactions, if any.

The audit committee also oversees Radio One’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

Compensation Committee

Our compensation committee consists of Terry L. Jones, Ronald E. Blaylock, Brian W. McNeill, Dennis A. Miller and D. Geoffrey Armstrong.  The compensation committee held one formal meeting during the calendar year ended December 31, 2014.  The board has adopted a revised written compensation committee charter.  The functions of the compensation committee include:

•      reviewing and approving the salaries, bonuses and other compensation of our executive officers, including stock options or restricted stock grants;

•      establishing and reviewing policies regarding executive officer compensation and perquisites; and

•      performing such other duties as shall from time to time be delegated by the board.

Nominating Committee

Our nominating committee consists of Alfred C. Liggins, III, Catherine L. Hughes, Terry L. Jones and Brian W. McNeill.  The nominating committee is responsible for recommending the criteria for selection of board members and assisting the board in identifying candidates.  The nominating committee acted once by written consent during the calendar year ended December 31, 2014.  The nominating committee does not have a charter.

The nominating committee reviews the qualifications of all persons recommended by stockholders as nominees to the board of directors to determine whether the recommended nominees will make good candidates for consideration for membership on the board. The nominating committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the nominating committee evaluates recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to act on behalf of all stockholders, as well as meet the needs of the board of directors, including the need to have a diversity of perspective. In the consideration of diversity of perspective, the nominating committee is most concerned with finding nominees that counter any perceived weaknesses in board composition. Such weaknesses may include weaknesses in perspective based upon race, sex, skill sets and industry insight particularly as the Company diversifies its business.   Following such evaluation, the nominating committee will make recommendations for director membership and review the recommendations with the board of directors, which will decide whether to invite the candidate to be a nominee for election to the board.  The nominating committee recommended to the board that the incumbent directors be nominated for re-election to the board at the 2015 annual meeting.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees and meets the requirements of the rules of the SEC and the NASDAQ Stock Market.  The code of ethics is available on our website, www.radio-one.com, or can be obtained without charge by written request to Assistant Secretary, Radio One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910.  We do not anticipate making material amendments to or waivers from the provisions of the code of ethics.  If we make any material amendments to our code of ethics, or if our board of directors grants any waiver from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person(s) to whom the waiver was granted and the date of the amendment or waiver in a current report on Form 8-K.

Stockholder Submissions

For a stockholder to submit a candidate for the board to be considered by the nominating committee, a stockholder must notify Radio One’s Assistant Secretary.  To have made a recommendation for director nomination in advance of the 2015 annual meeting of Radio One, a stockholder must have notified Radio One’s Assistant Secretary in writing no later than January 1, 2015, the date that was expected to be approximately 120 days prior to the mailing of the proxy statement for the 2015 annual meeting of stockholders.  Notices should have been sent to:

Assistant Secretary
Radio One, Inc.
1010 Wayne Avenue, 14th Floor
Silver Spring, Maryland 20910

All notices must include all information relating to the stockholder and the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors under the proxy rules of the United States Securities Exchange Commission.

EXECUTIVE OFFICERS

In the table below we set forth certain information on those persons currently serving as our executive officers.  Biographical information on Catherine L. Hughes, Chairperson of the Board and Secretary, and Alfred C. Liggins, III, Chief Executive Officer and President, is included above in  “Proposal 2 — Election of Other Directors.”

Peter D. Thompson Executive Vice President and Chief Financial Officer Age: 50
Mr. Thompson has been Chief Financial Officer (“CFO”) of Radio One since February 2008.  Mr. Thompson joined the Company in October 2007, as the Company’s Executive Vice President of Business Development. Prior to his employment with the Company, Mr. Thompson worked on various business development projects for Radio One.  Prior to working with the Company, Mr. Thompson served as a public accountant and spent 13 years at Universal Music in the United Kingdom, including five years serving as CFO.

Linda J. Vilardo Vice President, Assistant Secretary and Chief Administrative Officer Age: 57
Ms. Vilardo has been Vice President and Chief Administrative Officer (“CAO”) of Radio One since November 2004, Assistant Secretary since April 1999, Vice President since February 2001, and was General Counsel from January 1998 to January 2005.  Prior to joining Radio One, Ms. Vilardo was a partner in the Washington, DC office of Davis Wright Tremaine LLP, where she represented Radio One as outside counsel.  From 1992 to 1997, she was a shareholder of Roberts & Eckard, P.C., a firm that she co-founded. Ms. Vilardo is a graduate of Gettysburg College, the National Law Center at George Washington University and the University of Glasgow.

Christopher Wegmann President – Radio Division Age: 63
Mr. Wegmann was appointed President – Radio Division effective November 1, 2013.  Mr. Wegmann is a seasoned radio broadcaster with over 35 years’ experience who is an accomplished manager with a solid record of delivering top end and bottom line results. Prior to his appointment as President – Radio Division, Mr. Wegmann  was a regional VP, managing the Company’s DC market day to day and overseeing the Atlanta, Baltimore, Philadelphia and St Louis markets, in addition to directing the Company’s national sales efforts.  Prior to joining the Company, Mr. Wegmann worked as a Vice President and Market Manager at each of Cox Radio, Inc., Clear Channel and Signature Broadcasting. Mr. Wegmann currently serves on the board of the Maryland-DC-Delaware Broadcasters Association, having held similar positions in Georgia, Texas and Louisiana. A current member of the Arbitron Advisory Board, Mr. Wegmann has a long established history of community service.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The Company has four classes of common stock, Class A, Class B, Class C and Class D. Generally, except as summarized below, the shares of each class are identical in all respects and entitle the holders thereof to the same rights and privileges. However, with respect to voting rights, each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to ten votes. The holders of Class C and Class D common stock are not entitled to vote on any matters. The holders of Class A common stock can convert such shares into shares of Class C or Class D common stock. Subject to certain limitations, the holders of Class B common stock can convert such shares into shares of Class A common stock. The holders of Class C common stock can convert such shares into shares of Class A common stock. The holders of Class D common stock have no such conversion rights.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 17, 2015 by:

•	each person (or group of affiliated persons) known by us to be the beneficial owner of more than five percent of any class of common stock;
•	each of the current executive officers named in the Summary Compensation Table;
•	each of our directors and nominees for director; and
•	all of our directors and executive officers as a group.

                In the case of persons other than our executive officers, directors and nominees, such information is based solely upon a review of the latest schedules 13D or 13G, as amended.  Each individual stockholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.  Information with respect to the beneficial ownership of the shares has been provided by the stockholders.  The number of shares of stock includes all shares that may be acquired within 60 days of April 17, 2015.

	Common Stock
	Class A		Class B		Class C		Class D
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Economic Interest	Voting Interest

Catherine L. Hughes (1)(2)(3)(4)(6)	1,000	*	851,536	29.8%	1,387,531	47.4%	4,999,291	11.9%	14.4%	27.7%
Alfred C. Liggins, III (1)(3)(4)(5)(6)	574,909	26.6%	2,010,307	70.2%	1,541,375	52.6%	9,588,343	22.7%	27.4%	67.2%
Linda J. Vilardo	1,000	*					75,000	*	*	0.00
Terry L. Jones (7)	49,557	2.3%					363,116	*	*	*
Brian W. McNeill (8)	26,434	1.2%					886,009	2.1%	2.1%	*
D. Geoffrey Armstrong (9)	10,000	*					257,304	*	*	*
Ronald E. Blaylock (10)							139,574	*	*	0.00%
Dennis A. Miller (11)							71,023	*	*	0.00%
Peter D. Thompson (12)							387,306	*	*	0.00%
Christopher J. Wegmann	10,000	*					89,372	*	*	*
Dimensional Fund Advisors, L.P. (13)							3,237,586	7.7%	7.3%	0.00%
All Directors and Named Executives as a group (10 persons)	672,900	31.2%	2,861,843	100%	2,928,906	100%	16,856,338	40.0%

*	Less than 1%.

(1)
Includes 31,211 shares of Class C common stock and 62,997 shares of Class D common stock held by Hughes-Liggins & Company, L.L.C., the members of which are the Catherine L. Hughes Revocable Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary (the “Hughes Revocable Trust”), and the Alfred C. Liggins, III Revocable Trust, dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary (the “Liggins Revocable Trust”).  The address of Ms. Hughes and Mr. Liggins is 1010 Wayne Avenue, Silver Spring, Maryland 20910.

(2)
The shares of Class B common stock, 247,366 shares of Class C common stock and 3,810,409 shares of Class D common stock are held by the Hughes Revocable Trust; 1,124,560 shares of Class C common stock are held by the Catherine L. Hughes Dynastic Trust, dated March 2, 1999, of which Ms. Hughes is the trustee and sole beneficiary.

(3)	The shares of Class A common stock and Class B common stock are subject to a voting agreement between Ms. Hughes and Mr. Liggins with respect to the election of Radio One’s directors.

(4)	As of April 17, 2015 the combined economic and voting interests of Ms. Hughes and Mr. Liggins were 41.8% and 94.9%, respectively.

(5)
The shares of Class B common stock, 605,313 shares of Class C common stock, and 5,611,565 shares of Class D common stock are held by the Liggins Revocable Trust. In addition, 920,456 shares of Class C common stock are held by the Alfred C. Liggins, III Dynastic Trust dated March 2, 1999, of which Mr. Liggins is the trustee and sole beneficiary.

(6)
Ms. Hughes’ total includes 697,668 shares of Class D common stock obtainable upon the exercise of stock options. Mr. Liggins’ total includes 1,345,670 shares of Class D common stock obtainable upon the exercise of stock options.

(7)
Includes 118,610 shares of Class D common stock obtainable upon the exercise of stock options and vesting of restricted shares, and 300 shares of Class A common stock and 600 shares of Class D common stock held by Mr. Jones as custodian for his daughter.

(8)	Includes 118,610 shares of Class D common stock obtainable upon the exercise of stock options and vesting of restricted shares.

(9)	Includes 118,610 shares of Class D common stock obtainable upon the exercise of stock options and vesting of restricted shares.

(10)	Includes 26,570 shares of Class D common stock obtainable upon the exercise of stock options and vesting of restricted shares.

(11)	Includes 60,059 shares of Class D common stock obtainable upon the exercise of stock options and vesting of restricted shares.

(12)	Includes 75,000 shares of Class D common stock obtainable upon the exercise of stock options.

(13)
The address of Dimensional Fund Advisors (Dimensional) L.P. is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional is an investment advisor and manager of funds that are the beneficial owners of Radio One, Inc. common stock. This information is based on a Schedule 13G/A filed on February 05, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Radio One’s directors and executive officers and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission (“SEC”) reports showing ownership and changes in ownership of our common stock and other equity securities.  On the basis of reports and representations submitted by Radio One’s directors, executive officers, and greater than ten percent owners, we believe that all required Section 16(a) filings for the fiscal year ended December 31, 2014, were timely made.

COMPENSATION DISCUSSION AND ANALYSIS

The first part of the narrative below, entitled “Compensation Policies and Philosophy”, discusses in detail our compensation philosophy and practices.  The second part of the Compensation Discussion and Analysis, entitled “2014 Compensation Actions”, discusses compensation decisions and actions for our named executives that occurred during calendar year 2014. The Company’s compensation committee is appointed by the board of directors and has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The compensation committee oversees the compensation of the Company’s executive officers and determines the compensation of the Chairperson and the CEO.  The compensation committee strives to ensure that the total compensation paid to the Company’s named executive officers is fair, reasonable and competitive and provides an appropriate mix of different compensation elements that find a balance between current versus long-term compensation and cash versus equity incentive compensation.

We are a “controlled company” under the NASDAQ listing rule as more than 50% of our voting power is held by Catherine L. Hughes, our Chairperson of the Board and Secretary, and Alfred C. Liggins, III, our CEO and President.  Ms. Hughes and Mr. Liggins together hold shares of stock representing approximately 94.9% of the votes possible.  While we were therefore not subject to NASDAQ rules that would require us to have a compensation committee composed solely of independent directors, during the year ended December 31, 2014, all five members of the compensation committee were independent directors.  Throughout this discussion, we refer to the individuals who served during calendar year 2014 as the Company’s Chairperson, CEO, Chief Financial Officer (“CFO”), Chief Administrative Officer (“CAO”) and President-Radio Division (“PRD”), as the Company’s “named executive officers.”

Compensation Policies and Philosophy

The overall objective of our compensation plan is to attract, motivate, retain and reward the top-quality management that we need in order to operate successfully and meet our strategic objectives, including our diversification into a broader multi-media company.  To achieve this, we aim to provide a compensation package that is competitive in the markets and industries in which we compete for talent that provides rewards for achieving financial, operational and strategic performance goals and aligns executives’ financial interests with those of our shareholders.

We operate in the intensely competitive media industry, which is characterized by rapidly changing technology, evolving industry standards, frequent introduction of new media services, price and cost competition, limited advertising dollars, and extensive regulation.  We face many aggressive and well-financed competitors.  In this environment, our success depends on attracting and maintaining a leadership team with the integrity, skills, and dedication needed to manage a dynamic organization and the vision to anticipate and respond to future market developments.  We use our executive compensation program to help us achieve this objective. Part of the compensation package, principally the annual salary, benefits and perquisites, is designed to enable us to assemble and retain a group of executives who have the collective and individual experience and abilities necessary to run our business to meet these challenges.  Other parts, principally the annual bonus opportunity and the stock-based awards, are intended to focus these executives on achieving financial results that enhance the value of our stockholders’ investment.  At the same time, the compensation structure is flexible, so that we can meet the changing needs of our business over time and reward executive officers and managers based on the financial performance of operations under their control.

Our compensation packages also take into account the economic and general business conditions at the time in which compensation decisions are made.  While we may adjust and refine our compensation packages as operating conditions change, we believe it is important to maintain consistency in our compensation philosophy and approach.  We recognize that value-creating performance by an executive or group of executives does not always translate immediately into appreciation of our stock price, particularly in periods of industry transformation and/or general economic volatility.  Management and the compensation committee are aware of the impact that industry transformation and the general economic volatility has had on the Company’s stock price, but the compensation committee intends to continue to reward management performance based on its belief that over time strong operating performance, including performance in diversifying the Company’s multi-media platform, will be reflected through stock price appreciation.   In the context of industry decline, the compensation committee also believes that performance as measured against the industry in general and relative to the markets in which we operate should be given consideration.  That said, we believe that it is appropriate for certain components of compensation to decline and/or for management to share in corporate-wide financial sacrifice in challenging operating environments and during periods of economic stress and reduced earnings.

Process

The compensation committee meets periodically throughout the year as needed.  In addition, members of the compensation committee discuss compensation matters with our CEO and CFO and among themselves informally outside of meetings.  The CEO may make recommendations to the compensation committee concerning the amount and form of compensation to all named executive officers.  On September 30, 2014, the compensation committee approved the principal terms of new employment agreements or new employments for each of the Company’s named executive officers (the “2014 Terms of Employment”).   In establishing the compensation levels for Radio One’s named executive officers in connection with their 2014 Terms of Employment, the compensation committee itself engaged the services of the Hay Group, Inc., a global consulting firm specializing in compensation assessment. In connection with the 2014 Terms of Employment, the compensation committee used its compensation consultant to (i) conduct a competitive compensation assessment and peer group analysis for the Company’s named executive officers around “traditional” elements of compensation, including base salary as well as short and long term incentives and (ii) review material provisions of the named executive officer existing employment agreements or arrangements to determine alignment with competitive market practices and trends. The outside consultant, however, is not consulted by the compensation committee on all executive compensation issues or all aspects of any particular issue, but is used as the compensation committee deems appropriate.

The compensation committee uses judgment and discretion rather than relying solely on formulaic results. The compensation committee considers a number of qualitative and quantitative factors, including the competitive market for executives, the level and types of compensation paid to executive officers in similar positions by comparable companies, performance in the context of the economic environment relative to other companies, vision and ability to create further growth, the ability to lead others and an evaluation of Radio One’s financial and operational performance.  The Company reviews the compensation paid to executives at other radio broadcasting companies as a reference point for determining the competitiveness of our executive compensation and to determine a competitive range of compensation observed in the marketplace.  Generally speaking, our peer group of radio broadcasting companies includes Citadel Broadcasting Corporation, Emmis Communications Corp., Entercom Communications Corp. and Saga Communications, Inc. The major compensation elements that may be examined in that analysis could include: base salary; actual total cash compensation (base salary plus annual bonus); and total direct compensation (base salary plus annual bonus plus the expected value of long-term incentives). In addition, given the scope and complexity of our business, the compensation committee may review the compensation practices at other companies with which it competes for talent, including television, cable, film, online, software and other publicly held businesses with a scope and complexity similar to ours.  However, the compensation committee does not attempt to benchmark or set each compensation element for its named executive officers within a particular range or percentile related to levels provided by industry peers.  Rather, the compensation committee uses market comparisons as one factor in making compensation decisions and to understand current compensation trends and practices in the marketplace. Other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationships, complexity and importance of roles and responsibilities, leadership and growth potential.

Finally, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, on June 5, 2012, the Company conducted “say-on-pay” advisory voting with respect to its fiscal year 2011 executive compensation, including potential bonus compensation although none was paid to the named executive officers for the fiscal year ended December 31, 2011.  The results of the voting were 29,135,476 votes approving fiscal year 2011 executive compensation, 178,237 votes against, 2,481 abstentions, and 1,698,074 non-votes.  It was further determined by the voting that advisory votes on executive compensation would be held every three years.  The results of the voting were 28,808,782 votes for a vote every three years, 13,990 votes for a vote for every two years, 472,786 votes for a vote for every one year, with 20,363 abstentions, and 1,698,861 non-votes.   Thus, as a part of the compensation review process, the Company will conduct an advisory vote with respect to executive compensation every three years and the compensation committee will consider the results of such voting as it reviews and sets executive compensation.

Principal Components of Executive Compensation

We seek to achieve our compensation philosophy through three key compensation elements:

•	base salary;

•	a performance-based annual bonus (that constitutes the short-term incentive element of our program), which may be paid in cash, restricted stock shares or a combination of these; and

•
  grants of long-term, equity-based compensation (that constitute the long-term incentive element of our program), such as stock options and/or restricted stock shares, which may be subject to time-based and/or performance-based vesting requirements.

The compensation committee believes that this three-part approach is consistent with programs adopted by similarly situated companies, allows us to stay competitive in our industry and best serves the interests of our stockholders by linking significant components of executive compensation to company performance.  The approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that named executive officers are compensated in a manner that advances both the short and long-term interests of our stockholders.  Under this approach, compensation for our named executive officers involves a high proportion of pay that is “at risk”, namely, the annual bonus and the value of stock options and restricted stock units.  Stock options and/or restricted stock units relate a significant portion of each named executive officer’s long-term remuneration directly to the stock price appreciation realized by our stockholders.

Base salary.  Our objective with respect to base salary is to pay our executives’ compensation that is competitive in the marketplace and reflects the level of responsibility and performance of the executive, the executive’s experience and tenure, the scope and complexity of the position, the compensation of the executive compared to the compensation of our other key salaried employees, the compensation paid for comparable positions by other media companies, and the performance of our Company.

Non-Equity Incentive Plan Compensation. Our executives are eligible to receive an annual bonus which is intended to provide financial incentives for performance and to align the goals and performance of the executive to our overall objectives.  The compensation committee has significant flexibility in awarding bonuses.  The compensation committee may consider, among other things, year-to-year revenue growth compared to that of the radio industry in general or the markets in which we operate, operating performance across our multi-media platform, including Interactive One and TV One, versus our business plan, acquisitions and divestitures, employee retention, sales and operating initiatives, and stock price performance compared to the industry peer group.  Bonus recommendations for named executive officers other than the CEO are proposed by the CEO, reviewed, revised when appropriate, and approved by the compensation committee.  The compensation committee establishes the bonus level for the CEO and Chairperson.

Long-term Incentives.  We believe that equity ownership by Company executives provides incentive to build stockholder value, aligns the interests of the executives with the interests of stockholders, and serves as motivation for long-term performance.  The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, align the interests of the named executive with those of our shareholders and to retain key employees. We believe that providing grants of stock options and/or restricted stock shares effectively focuses the named executives on delivering long-term value to our shareholders because options only have value to the extent the price of our stock on the date of exercise exceeds the stock price on the grant date, and shares of restricted stock reward and retain the named executive officer by offering them the opportunity to receive shares of stock on the date the restrictions lapse so long as they continue to be employed by the Company.   Until May 5, 2009, stock awards were made pursuant to the Radio One Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan, which was approved by our stockholders (as amended, the “1999 Stock Plan”).  The 1999 Stock Plan expired by its terms on May 5, 2009.  At our 2009 annual stockholders meeting held December 16, 2009, our stockholders adopted the Radio One 2009 Stock Option and Restricted Stock Grant Plan (the “2009 Stock Plan”).   The 2009 Stock Plan was amended and restated (the “Amended and Restated 2009 Stock Plan”) at our 2013 annual stockholders meeting held November 14, 2013 to (i) increase the number of shares with respect to which options and restricted stock grants may be granted under the 2009 Stock Plan and (ii) eliminate the maximum number of shares that can be awarded to any individual in any one calendar year.

Under the Amended and Restated 2009 Stock Plan, the compensation committee can award stock options or grant restricted stock to any executive officer or other eligible participants under the plan, on its own initiative or at the recommendation of management.   The compensation committee determines the number of incentive awards granted to our named executive officers on an individual, discretionary basis.  The level of long-term incentive compensation generally is determined with consideration given to total compensation provided to named executive officers, publicly available market data on total compensation packages, the value of long-term incentive grants at peer companies, total stockholder return, stockholder dilution and input from the CEO.   In accordance with our Stock Plan Administration Procedures, as approved by the compensation committee, the grant date and pricing date for awards approved by the compensation committee to named executive officers (other than a company-wide grant) is the next monthly grant date immediately following the meeting of the compensation committee at which the awards were approved.  Under our Stock Plan Administration Procedures, monthly grant dates are generally defined as the fifth day of each month, or the next NASDAQ trading day in the event the fifth day is not a business day.  For example, if the compensation committee approved an award at any time between January 6, 2015 and February 4, 2015, the applicable monthly grant date would have been February 5, 2015, and, thus, the grant date and pricing date would have been February 5, 2015.  If the compensation committee approved an award at any time between February 5, 2015 and March 4, 2015, the applicable monthly grant date would have been March 5, 2015, and, thus, the grant date and pricing date would have been March 5, 2015.  However, it is also our practice in granting options or stock awards to wait for the release of any material non-public information and settlement of that information in the marketplace.  Thus, for example, if the compensation committee approved an award at any time between January 5, 2015, and February 4, 2015, and, it was determined that material non-public information existed, the grant date for the awards would have been delayed until March 5, 2015, assuming the information in question was communicated to the marketplace prior to such date.

When authorized by the compensation committee to do so, the CEO or CFO may make stock option awards or restricted stock grants to new hires, contractors or consultants and to existing employees on promotion or other change in employee status, in accordance with the compensation committee’s delegation of authority.  Historically, we have utilized stock options as our primary means of providing long-term incentive compensation. Statement of Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” sets forth accounting requirements for share-based compensation to employees using a fair-value based method.

    2014 Compensation Actions

    Named Executive Officer Base Compensation and Long-term Incentive Compensation

                   As noted above, on September 30, 2014, the compensation committee approved the 2014 Terms of Employment for the named executive officers.   A summary of the 2014 Terms of Employment with respect to each of the named executives officers base and long term incentive compensation follows below:

Chairperson. Catherine L. Hughes, our founder, serves as our Chairperson of the board of directors and Secretary.   Pursuant to the  2014 Terms of Employment, effective October 1, 2014, Ms. Hughes became entitled to a base salary payable at the annualized rate of $1,000,000 per year and will be eligible for a bonus of $500,000, 50% of which will be paid on a discretionary basis with the remaining 50% paid in accordance with certain performance metrics.   Ms. Hughes was also awarded 456,000 restricted shares of the Company’s Class D common stock vesting in equal 1/3 tranches on April 20, 2015, December 31, 2015 and December 31, 2016.  Finally, Ms. Hughes was awarded stock options to purchase 293,000 shares of the Company’s Class D common stock vesting in approximately equal 1/3 tranches on April 6, 2015, December 31, 2015 and December 31, 2016. The options were priced at the closing share price of the Company’s Class D common stock on October 6, 2014.

While the terms of Ms. Hughes’ new employment agreement have been determined, Ms. Hughes and the Company have yet to execute a formal employment agreement.  Until such time as a new employment agreement is executed, the Company and Ms. Hughes are operating under the terms of her prior employment agreement as modified by the 2014 Terms of Employment approved by the compensation committee.   Ms. Hughes prior employment agreement provided for an annual base salary of $750,000 and a bonus potential of $500,000.

President and Chief Executive Officer. Alfred C. Liggins, III is employed as our President and CEO and is a member of the board of directors.  Mr. Liggins also serves as the CEO of TV One, LLC.  Pursuant to the 2014 Terms of Employment, effective October 1, 2014, Mr. Liggins became entitled to a base salary payable at the annualized rate of $1,250,000 per year and will be eligible for a bonus of $1,250,000, 50% of which will be paid on a discretionary basis with the remaining 50% paid in accordance with certain performance metrics.   Mr. Liggins was also awarded 913,000 restricted shares of the Company’s Class D common stock vesting in approximately equal 1/3 tranches on April 6, 2015, December 31, 2015 and December 31, 2016.  Mr. Liggins was awarded stock options to purchase 587,000 shares of the Company’s Class D common stock vesting in approximately equal 1/3 tranches on April 20, 2015, December 31, 2015 and December 31, 2016. The options were priced at the closing share price of the Company’s Class D common stock on October 6, 2014.  Finally, Mr. Liggins also remains eligible for the “TV One Award” included in his prior employment agreement.

While the terms of Mr. Liggins’ new employment agreement have been determined, Mr. Liggins and the Company have yet to execute a formal employment agreement.  Until such time as a new employment agreement is executed, the Company and Mr. Liggins are operating under the terms of his prior employment agreement as modified by the 2014 Terms of Employment approved by the compensation committee.  Mr. Liggins’ prior employment agreement provided for a base salary of $980,000 and a bonus award of up to an amount equal to his base salary.

Chief Financial Officer.  Peter D. Thompson is employed as Executive Vice President and Chief Financial Officer of the Company.  Pursuant to the 2014 Terms of Employment, effective October 1, 2014, Mr. Thompson became entitled to a base salary payable at the annualized rate of $650,000 per year and will be eligible for a bonus of $350,000, 50% of which will be paid on a discretionary basis with the remaining 50% paid in accordance with certain performance metrics.  Mr. Thompson also received a signing bonus of $650,000, subject to a pro-rata claw-back if he leaves before the end of the term of the agreement.  Mr. Thompson was also awarded 350,000 restricted shares of the Company’s Class D common stock with 200,000 shares vesting on April 20, 2015 and with the remaining shares vesting in equal 75,000 share tranches on December 31, 2015 and December 31, 2016.  Finally, Mr. Thompson was awarded stock options to purchase 225,000 shares of the Company’s Class D common stock vesting in equal 112,500 share tranches on December 31, 2015 and December 31, 2016. The options were priced at the closing share price of the Company’s Class D common stock on October 6, 2014.

Mr. Thompson and the Company executed an employment agreement reflecting his 2014 Terms of Employment on October 29, 2014, the terms of which are summarized below in the section titled “Employment Agreements”.  Mr. Thompson’s previous base salary was $561,708 and in exercising its discretion with respect to 2013 bonuses, the compensation committee increased Mr. Thompson’s bonus amount to $250,000 at the recommendation of the CEO.

Chief Administrative Officer.  Linda J. Vilardo is employed as CAO, Executive Vice President and Assistant Secretary of the Company. Pursuant to the 2014 Terms of Employment, effective October 1, 2014, Ms. Vilardo became entitled to a base salary payable at the annualized rate of $600,000 per year and will be eligible for a bonus of $300,000, 50% of which will be paid on a discretionary basis with the remaining 50% paid in accordance with certain performance metrics. Ms. Vilardo was also awarded 225,000 restricted shares of the Company’s Class D common stock vesting in equal 75,000 share tranches on April 20, 2015, December 31, 2015 and December 31, 2016.  Finally, Ms. Vilardo will be eligible for an agreement term completion bonus equal to one year’s then current base salary payable on the completion of her employment with the Company (which may occur any time after the expiration of the Agreement and any renewal or renegotiation thereof).

Ms. Vilardo and the Company executed an employment agreement reflecting her 2014 Terms of Employment on March 23, 2015, the terms of which are summarized below in the section titled “Employment Agreements”.   Ms. Vilardo’s previous base salary was $561,708 and in exercising its discretion with respect to 2013 bonuses, the compensation committee increased Ms. Vilardo’s bonus amount to $250,000 at the recommendation of the CEO.

President, Radio Division.  Christopher Wegmann serves as President, Radio Division of the Company. Pursuant to the 2014 Terms of Employment, effective as of January 1, 2014, Mr. Wegmann became entitled to a base salary payable at the annualized rate of $525,000 per year and will be eligible for a bonus of $175,000, $50,000 of which will be paid on a discretionary basis with the remaining $125,000 paid in accordance with certain performance metrics.  Mr. Wegmann was also awarded 70,000 restricted shares of the Company’s Class D common stock vesting in approximately equal 1/3 share tranches on April 20, 2015, December 31, 2015 and December 31, 2016.

Mr. Wegmann and the Company executed an employment agreement reflecting his 2014 Terms of Employment effective as of August 24, 2014, the terms of which are summarized below in the section titled “Employment Agreements”.  Mr. Wegmann’s previous base salary was $420,775 and in 2013 he received a bonus of $100,000.

    2014 Non-Equity Incentive Plan Compensation

               This cash-based element of compensation provides executives an incentive and a reward for achieving meaningful near-term performance objectives. The compensation committee believes that it is important for the Company to meet its performance goals in order to pay cash bonuses to the named executive officers as a group, but that it is also important to retain flexibility with respect to individuals.  Our CEO provides input into the compensation discussion and makes recommendations to the compensation committee for annual compensation changes and bonuses for the named executive officers and the appropriateness of additional long-term incentive compensation. The CEO considers overall Company performance as well as each executive officer’s performance during the year, including accomplishments, areas of strength, and areas for development. The CEO bases his evaluation on his knowledge of each executive officer’s performance. The CEO also reviews comparable compensation data and makes a recommendation to the committee on base salary, performance-based annual bonus, and equity awards for each executive officer.  The Company’s Vice President of Human Resources may be asked to review the market compensation data to assist with compensation recommendations.

 In making his recommendation to the compensation committee, the CEO reviewed various factors with respect to performance-based annual bonus compensation for the year ended December 31, 2014.  The CEO made the following observations in determining a recommendation for performance-based bonus compensation:

(i)        The CEO considered the Company’s 2014 operating performance versus our 2014 business plan.  In this regard, the CEO noted that while the overall Company’s budgeted targets were not achieved, the Company achieved substantial EBITDA growth in two of its four segments, TV One and Interactive One.

(ii)        The CEO considered that for calendar year 2014, the Company’s net revenue for our radio broadcasting segment decreased 4.3% benchmarked against a 1.2% decline in revenues in the markets in which our core franchise operates.

(iii)        With respect to the performance of TV One, the CEO noted that while TV One’s budgeted revenue was slightly below expectations, TV One’s budgeted EBITDA was approximately in line with expectations.

(iv)        With respect to the performance of Interactive One, the CEO noted that the Company’s internet business generated approximately $24.3 million in net revenue for the year ended December 31, 2014, compared to approximately $25.6 million during the same period in 2013, a decrease of approximately 5%.  However, the CEO also noted that the internet business achieved EBITDA growth of approximately $1 million and achieved the board approved EBITDA budget.

             Upon recommendation of the CEO, the compensation committee determined that it was in the best interest of the Company not to pay bonuses at the corporate level given overall operational and financial performance for the year ended December 31, 2014.  Thus, none of the Chairperson, the CEO, the CFO, the CAO or the PRD received performance-based annual bonus compensation for the year ended December 31, 2014.

Employment Agreements

As noted above, on September 30, 2014, the compensation committee approved the 2014 Terms of Employment for the named executive officers.   As of the date hereof, the CAO, the CFO and the PRD have entered into new employment agreements reflective of the 2014 Terms of Employment.  What follows below is a summary of (i) the principal terms for each of the employment agreements for the CAO, the CFO and the PRD and (ii) the principal terms of the prior employment agreement or arrangement under which the Founder and the CEO  are operating as modified by the 2014 Terms of Employment.

Employment Agreement of the CFO and PRD

               Chief Financial Officer. Peter D. Thompson serves as Executive Vice President and Chief Financial Officer. Mr. Thompson is employed as Executive Vice President and   Chief Financial Officer of the Company and Vice President of its wholly-owned subsidiaries commencing as of January 1, 2014 until December 31, 2016, unless earlier terminated pursuant to the terms of the agreement.  Effective October 1, 2014, Mr. Thompson became entitled to a base salary payable at the annualized rate of $650,000 per year and eligible for a bonus of $350,000, 50% of which will be paid on a discretionary basis with the remaining 50% paid in accordance with certain performance metrics.  Mr. Thompson also received a signing bonus of $650,000, subject to a pro-rata claw-back if he leaves before the end of the term of the agreement.   Mr. Thompson is also entitled to receive a pro-rata portion of his bonus upon termination due to death or disability. Mr. Thompson also receives standard retirement, welfare and fringe benefits, as well as a vehicle allowance.

President – Radio Division. Christopher Wegmann, serves as our President – Radio Division. Mr. Wegmann is employed as the President, Radio Division commencing as of January 1, 2014 until December 31, 2015, unless earlier terminated pursuant to the terms of the agreement.  As of January 1, 2014, Mr. Wegmann is entitled to a base salary payable at the annualized rate of $525,000 per year and will be eligible for a bonus of $175,000, $50,000 of which will be paid on a discretionary basis with the remaining $125,000 paid in accordance with certain performance metrics.   Mr. Wegmann also receives standard retirement, welfare and fringe benefits.

Chief Administrative Officer. Ms. Vilardo is employed as Executive Vice President and Chief Administrative Officer of the Company and Vice President of its wholly-owned subsidiaries commencing as of January 1, 2014 until December 31, 2016, unless earlier terminated pursuant to the terms of the agreement.  Effective October 1, 2014, Ms. Vilardo became entitled to a base salary payable at the annualized rate of $600,000 per year and eligible for a bonus of $300,000, 50% of which will be paid on a discretionary basis with the remaining 50% paid in accordance with certain performance metrics. Ms. Vilardo is eligible for an agreement term completion bonus equal to one year’s then current base salary payable on the completion of her employment with the Company (which may occur any time after the expiration of the Agreement and any renewal or renegotiation thereof).  Ms. Vilardo is entitled to participate in all employee benefit programs generally offered to the Company's employees and also receives standard retirement, welfare and fringe benefits.  Ms. Vilardo will also be entitled to COBRA benefits for one year upon separation of employment.

Principal terms of prior employment agreement or arrangement under which the Company and the named executive officer are operating as modified by the 2014 Terms of Employment

               Chairperson. Catherine L. Hughes, our founder, serves as our Chairperson of the board of directors and Secretary. Pursuant to the terms approved by the Compensation Committee, Ms. Hughes is employed as the Founder and Chairperson of the Company and its wholly-owned subsidiaries commencing as of January 1, 2014 until December 31, 2016, unless earlier terminated pursuant to the terms of the agreement.  Effective October 1, 2014, Ms. Hughes became entitled to a base salary payable at the annualized rate of $1,000,000 per year and eligible for a bonus of $500,000, 50% of which will be paid on a discretionary basis with the remaining 50% paid in accordance with certain performance metrics, as determined by the compensation committee in consultation with Mr. Liggins.  Ms. Hughes will have periodic personal use of a private aircraft up to a maximum of 25 hours per year, such usage subject to the Company’s financial position as determined by the CEO in his sole discretion.

            Under her prior employment agreement under which the Company and Ms. Hughes currently operate, Ms. Hughes is also entitled to receive a pro-rata portion of her bonus upon termination due to death or disability. Ms. Hughes also receives standard retirement, welfare and fringe benefits, as well as vehicle and wireless communication allowances and financial manager services.

               President and Chief Executive Officer. Alfred C. Liggins, III is employed as our President and CEO and is a member of the board of directors. Pursuant to the terms approved by the Compensation Committee, Mr. Liggins is employed as the President and Executive Officer of the Company and its wholly-owned subsidiaries and as the Chief Executive Officer of TV One, LLC.  Mr. Liggins’ employment under the agreement commenced as of January 1, 2014 until December 31, 2016, unless earlier terminated pursuant to the terms of the agreement.  Effective October 1, 2014, Mr. Liggins became entitled to a base salary payable at the annualized rate of $1,250,000 per year and eligible for a bonus of $1,250,000, 50% of which will be paid on a discretionary basis with the remaining 50% paid in accordance with certain performance metrics, as determined by the compensation committee in consultation with Mr. Liggins.  Mr. Liggins will have periodic personal use of a private aircraft up to a maximum of 25 hours per year, subject to the Company’s financial position.

           Under his prior employment agreement under which the Company and Mr. Liggins currently operate, Mr. Liggins is entitled to receive a pro-rata portion of his bonus upon termination due to death or disability. In recognition of his contributions in founding TV One on behalf of the Company, Mr. Liggins is also eligible to receive an amount equal to 8% of any dividends paid in respect of the Company’s investment in TV One and 8% of the proceeds of the Company’s investment in TV One (the “TV One Award”). In both events, the Company’s obligation to pay any portion of the TV One Award is only triggered after the Company’s recovery of the full amount of its cumulative capital contributions to TV One. Mr. Liggins will only receive the TV One Award upon actual cash distributions or distributions of marketable securities. Mr. Liggins’ rights to the TV One Award (i) cease if he is terminated for cause or he resigns without good reason and (ii) expire at the end of the term (including any renewal term) of his employment agreement. Mr. Liggins also receives standard retirement, welfare and fringe benefits, as well as vehicle and wireless communication allowances, a personal assistant and financial manager services.

Post-Termination and Change in Control Benefits

Under the terms of her employment agreement, upon termination without cause or for good reason within two years following a change of control, Ms. Hughes will receive an amount equal to three times the sum of (1) her annual base salary and (2) the average of her last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions. Similarly, under the terms of his employment agreement, upon termination without cause or for good reason within two years following a change of control, Mr. Liggins will receive an amount equal to three times the sum of (1) his annual base salary and (2) the average of his last three annual incentive bonus payments, in a cash lump sum within five days of such termination, a pro-rated annual bonus for the year of termination, and continued welfare benefits for three years, subject to all applicable federal, state and local deductions.

Please see the table, titled “Potential Payments upon Termination or Change in Control” on page 27 of this proxy statement for quantitative information about the payments that might occur upon various termination events.

Under Ms. Hughes’ and Mr. Liggins’ employment agreements the terms “cause” and “good reason” are defined generally as follows:

“Cause” means (i) the commission by the executive of a felony, fraud, embezzlement or an act of serious, criminal moral turpitude which, in case of any of the foregoing, in the good faith judgment of the board, is likely to cause material harm to the business of the Company and the Company affiliates, taken as a whole, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by clear and convincing evidence; (ii) the commission of an act by the executive constituting material financial dishonesty against the Company or any Company affiliate, provided, that in the absence of a conviction or plea of nolo contendere, the Company will have the burden of proving the commission of such act by a preponderance of the evidence; (iii) the repeated refusal by the executive to use his reasonable and diligent efforts to follow the lawful and reasonable directives  of the board; or (iv) the executive’s willful gross neglect in carrying out his material duties and responsibilities under the agreement, provided, that unless the board reasonably determines that a breach described in clause (iii) or (iv) is not curable, the executive will be given written notice of such breach and will be given an opportunity to cure such breach to the reasonable satisfaction of the board within thirty (30) days of receipt of such written notice.

 “Good Reason” shall be deemed to exist if, without the express written consent of the executive, (a) the executive’s rate of annual base salary is reduced, (b) the executive suffers a substantial reduction in his title, duties or responsibilities, (c) the Company fails to pay the executive’s annual base salary when due or to pay any other material amount due to the executive hereunder within five (5) days of written notice from the executive, (d) the Company materially breaches the agreement and fails to correct such breach within thirty (30) days after receiving the executive’s demand that it remedy the breach, or (e) the Company fails to obtain a satisfactory written agreement from any successor to assume and agree to perform the agreement, which successor the executive reasonably concludes is capable of performing the Company’s financial obligations under this Agreement.

               The foregoing summaries of the definitions of “cause” and “good reason” are qualified in their entirety by reference to the actual terms of the employment agreements filed with that certain Form 8-K filed April 18, 2008.

                Under the terms of his employment agreement, in the event that Mr. Thompson is terminated other than for cause, provided Mr. Thompson executes a general liability release, the Company will pay Mr. Thompson severance in an amount equal to six month’s base compensation, subject to all applicable federal, state and local deductions.

Under the terms of her employment agreement, in the event that Ms. Vilardo is terminated other than for cause, provided Ms. Vilardo executes a general liability release, the Company will pay Ms. Vilardo severance in an amount equal to six month’s base compensation, subject to all applicable federal, state and local deductions.

Under the terms of his employment agreement, in the event that Mr. Wegmann is terminated other than for cause, provided Mr. Thompson executes a general liability release, the Company will pay Mr. Wegmann severance in an amount equal to six month’s base compensation, subject to all applicable federal, state and local deductions.

Other Benefits and Perquisites

As part of our competitive compensation package to attract and retain talented employees, we offer retirement, health and other benefits to our employees.  Our named executive officers participate in the same benefit plans as our other salaried employees.  The only benefit programs offered to our named executive officers either exclusively or with terms different from those offered to other eligible employees are the following:

Deferred Compensation.  We have a deferred compensation plan that allows Catherine L. Hughes, our Chairperson, to defer compensation on a voluntary, non-tax qualified basis. Under the plan in effect during each of 2014 and 2013, Ms. Hughes deferred $24,000 of her base salary (and no amounts of bonus) until death, disability, retirement or termination.  The amount owed to her as deferred compensation is an unfunded and unsecured general obligation of our Company.  Deferred amounts accrue interest based upon the return earned on an investment account with a designated brokerage firm established by Radio One. All deferred amounts are payable in a lump sum 30 days after the date of the event causing the distribution to be paid.  No named executive officer earns above-market or preferential earnings on nonqualified deferred compensation.

Other Perquisites.  We provide few perquisites to our named executive officers. Currently, we provide or reimburse executives for a company automobile, driver and various administrative services including a financial manager and a personal assistant.

We have set forth the incremental cost of providing these benefits and perquisites to our named executives in the 2014 Summary Compensation Table in the “All Other Compensation” column.

401(k) Plan

We adopted a defined contribution 401(k) savings and retirement plan effective October 1, 1994. In each of, 2012, 2013 and 2014, participants could contribute up to $17,000, $17,500 and $17,500, respectively, of their gross compensation, subject to certain limitations. Employees age 50 or older could make an additional catch-up contribution of up to $5,500. The Company currently does not offer any matching component with respect to its 401(k) savings and retirement plan.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes limitations upon the federal income tax deductibility of compensation paid to certain named executive officers. On May 28, 2008, the Internal Revenue Service issued Notice 2008-4, which defines the group of named executive officers who are considered covered employees for purposes of Section 162(m) of the Internal Revenue Code. The Notice specifically excludes the chief financial officer from coverage under Section 162(m) and provides that the only individuals who will be considered covered employees are the chief executive officer and the three highest compensated officers (other than the chief executive officer or chief financial officer). Previously, the chief executive officer and the four other highest compensated officers were subject to Section 162(m), and the chief financial officer was not automatically excluded. Under the 162(m) limitations, we may deduct up to $1,000,000 of compensation for such executive officer in any one year or may deduct all compensation, even if over $1,000,000, if we meet certain specified conditions (such as certain performance-based compensation that has been approved by stockholders). As the net cost of compensation, including its deductibility, is weighed by the compensation committee against many factors in determining executive compensation, the compensation committee may determine that it is appropriate and in Radio One’s best interest to authorize compensation that is not deductible, whether by reason of Section 162(m) or otherwise.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation for each of our named executive officers, for the years ended December 31, 2014, 2013 and 2012:

Name and Principal Position	Year	Salary $	Bonus (1) $	Stock Awards (2) $	Option Awards (2) $	Non-Equity Incentive Plan Compensation $	Non-qualified Deferred Compensation Earnings $	All Other Compensation $		Total $

Catherine L. Hughes – Chairperson	2014	802,083	0	179,251	100,600	0	24,000	43,397	(3)	1,149,331
	2013	726,000	500,000	0	0	0	24,000	43,225	(3)	1,293,225
	2012	726,000	500,000	0	0	0	24,000	44,562	(3)	1,294,562
Alfred C. Liggins, III – CEO	2014	1,036,250	0	358,895	201,664	0	0	36,175	(4)	1,632,984
	2013	980,000	1,500,000	0	0	0	0	34,907	(4)	2,514,907
	2012	980,000	1,500,000	0	0	0	0	64,761	(4)	2,544,761
Peter D. Thompson - CFO	2014	590,977	650,000	181,703	67,185	0	0	0		1,489,865
	2013	561,708	250,000	0	0	0	0	0		811,708
	2012	550,000	250,000	0	0	0	0	0		800,000
Linda J. Vilardo - CAO	2014	580,560	0	88,446	0	0	0	0		669,006
	2013	561,708	250,000	0	0	0	0	0		811,708
	2012	550,000	250,000	0	0	0	0	0		800,000
Christopher J. Wegmann - President, Radio Division	2014	518,154	5,345	27,516	0	0	0	0		551,015
	2013	420,775	100,000	6,135	0	0	0	0		526,910
	2012	412,000	91,270	26,036	0	0	0	0		529,306

(1)	Reflects purely discretionary bonuses. These amounts were paid in the year subsequent to being awarded except for the CFO's 2014, 2013 and 2012 bonuses and the CAO's 2013 and 2012 bonuses.

(2)
The dollar amount recognized for financial statement purposes in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation,” for the fair value of options and restricted stock granted. These values are based on assumptions described in Note 13 to the Company’s audited consolidated financial statements included elsewhere in Form 10-K.

(3)
For 2014, 2013 and 2012, for company automobile provided to Ms. Hughes and financial services and administrative support in the amounts of $7,056, $9,610 and $7,046 and $36,341, $33,615 and $37,516, respectively.

(4)	For 2014, 2013 and 2012, for financial services and administrative support provided to Mr. Liggins in the amounts of $36,175, $34,907 and $64,761, respectively.

There were no grants of plan-based awards during the years ended December 31, 2013 and 2012 to executive officers. The awards noted for Christopher J. Wegmann were made prior to him becoming a named executive officer.

The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2014. There were no option exercises during 2014 and 2013 by the named executive officers.

Outstanding Equity Awards at 2014 Fiscal Year-End

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)
	Class A	Class D	Class D		Class A or D			Class D	Class D	Class D	Class D
Catherine L. Hughes (1)	-	600,000		-	-	1.41	6/5/2018	-	-	-	-
	-	-		293,000	-	2.75	1/6/2024	456,000	761,520	-	-

Alfred C. Liggins, III (2)	-	1,150,000	-	-	-	1.41	6/5/2018	-	-	-	-
	-		-	587,000	-	2.75	10/6/2024	913,000	1,524,710	-	-

Peter D. Thompson (3)	-	75,000	-	-	-	1.41	6/5/2018	-	-	-	-
	-	-	-	225,000	-	2.75	10/6/2024	350,000	584,500	-	-

Linda J. Vilardo (4)	-	-		-	-	-	-	225,000	375,750	-	-

Christopher J. Wegmann (5)	-	-		-	-	-	-	70,000	116,900	-	-

(1)           200,000 options vested on April 15, 2011; 50,000 shares vested on April 15, 2011, 100,000 shares vested on May 29, 2011, and 100,000 shares vested November 19, 2011.  The Chairperson was awarded 300,000 restricted shares of Class D common stock on January 5, 2010 and 456,000 restricted shares of Class D common stock on October 6, 2015. The Chairperson was also awarded on October 6, 2014 stock options to purchase 293,000 shares of the Company’s Class D common stock.

(2)           383,333 options vested on April 15, 2011; 100,000 shares vested on April 15, 2011, 333,333 shares vested on May 29, 2011, and 333,333 shares vested on November 19, 2011.  The CEO was awarded 1,000,000 restricted shares of Class D common stock on January 5, 2010 and 913,000 restricted shares of Class D common stock on October 6, 2014. The CEO was also awarded on October 6, 2015 stock options to purchase 587,000 shares of the Company’s Class D common stock.

(3)           25,000 options vested on February 19, 2011, 25,000 shares vested on February 19, 2011, 75,000 shares vested on May 29, 2011, and 75,000 shares vested on November 19, 2011.  The CFO was awarded 225,000 restricted shares of Class D common stock on January 5, 2010 and 350,000 restricted shares of Class D common stock on October 6, 2014. The CFO was also awarded on October 6, 2015 stock options to purchase 225,000 shares of the Company’s Class D common stock.

 (4)          The CAO was awarded 225,000 restricted shares of Class D common stock on October 6, 2014.

 (5)          25,000 shares vested on March 1, 2013, March 1, 2012 and March 1, 2011, respectively.  The President-Radio was awarded 75,000 restricted shares of Class D common stock on December 6, 2010 and 70,000 restricted shares of Class D common stock on October 6, 2014.

The following table sets forth non-qualified deferred compensation for our named executive officers in fiscal 2014.

Non-Qualified Deferred Compensation — 2014
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End

Catherine L. Hughes	$24,000	$—	$46	$—	$470,713
Alfred C. Liggins, III	—	—	—	—	—
Peter D. Thompson	—	—	—	—	—
Linda J. Vilardo	—	—	—	—	—
Christopher J. Wegmann	—	—	—	—	—

The following table shows the potential payments to Ms. Hughes, Mr. Liggins, and Mr. Thompson upon termination or change in control under their respective employment agreements. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2014, and (ii) the payments are based upon the terms of the employment agreement which was in effect on December 31, 2014.

Potential Payments upon Termination or Change of Control

	Resignation of Officer Upon Change in Control		Termination w/o Cause or Upon Change of Control or Resignation for Good Reason	Termination for Cause or Resignation w/o Good Reason, Death or Disability
Executive Benefits and Payments Upon Termination for Catherine L. Hughes
Base Salary/Severance		$3,000,000	$1,000,000		n/a
Medical, Dental and Vision		n/a	6,900		n/a
Unvested Portion of Stock Awards		761,250	761,250		n/a
Deferred Compensation		470,713	$470,713		470,713
Total		$4,231,963	$2,238,863		$470,713
Executive Benefits and Payments Upon Termination for Alfred C. Liggins
Base Salary/Severance		$3,750,000	$1,250,000		n/a
Medical, Dental and Vision		n/a	11,100		n/a
Unvested Portion of Stock Awards		1,524,710	1,524,710		n/a
Total		$5,274,710	$2,785,810
Executive Benefits and Payments Upon Termination for Peter D. Thompson
Base Salary/Severance	$	n/a	$325,000		n/a
Medical, Dental and Vision		n/a	n/a		n/a
Unvested Portion of Stock Awards		584,500	584,500		n/a
Total		$584,500	$909,500
Executive Benefits and Payments Upon Termination for Linda J. Vilardo
Base Salary/Severance	$	n/a	$300,000	$	n/a
Medical, Dental and Vision		n/a	n/a		n/a
Unvested Portion of Stock Awards		375,750	375,750		n/a
Total		$375,750	$675,750	$
Executive Benefits and Payments Upon Termination for Christopher J. Wegmann
Base Salary/Severance	$	n/a	$262,500	$	n/a
Medical, Dental and Vision		n/a	n/a		n/a
Unvested Portion of Stock Awards		116,900	116,900		n/a
Total		$116,900	$379,400	$

Directors’ Fees

Pursuant to our director compensation policy, our non-employee directors each receive an annual retainer of $50,000 which is paid in equal installments on a quarterly basis and $50,000 of restricted stock units which vest over a two year period. In addition, they receive $10,000 annually for being a member of a committee (the chairman of each committee receives an additional $5,000 per annum) and are reimbursed for all out-of-pocket expenses related to meetings attended. The grant date for the non-employee director annual award is the fifth day of the month following the date of the annual stockholder meeting.

2014 Director Compensation
Name	Fees Earned or Paid in Cash $ (1)	Option Awards $ (1)(2)	Total $

Terry L. Jones (3)	75,000	42,336	117,336

Brian W. McNeill (3)	80,000	42,336	122,336

Dennis A. Miller (4)	70,000	42,336	112,336

D. Geoffrey Armstrong (3)	75,000	42,336	117,336

Ronald E. Blaylock (5)	60,000	42,336	102,336

(1)	The dollar amount recognized for financial statement reporting purposes in 2014 in accordance with ASC 718.

(2)	On June 29, 2010 each non-employee director was awarded options to purchase 22,935 shares of Class D common stock.
The option award grant date was January 5, 2011. The number of shares was determined by dividing $1.09, the closing price of our Class D common stock on January 5, 2011 into $25,000.
On June 6, 2011 each non-employee director was awarded options to purchase 13,369 shares of Class D common stock.
The number of shares was determined by dividing $1.87, the closing price of our Class D common stock on June 6, 2011 into $25,000
On September 5, 2012 each non-employee director was awarded options to purchase 30,120 shares of Class D common stock.
The number of shares was determined by dividing $0.83, the closing price of our Class D common stock on September 5, 2012 into $25,000
On June 14, 2013 each non-employee director was awarded 21,929 restricted shares of Class D common stock.
The number of shares was determined by dividing $2.28, the closing price of our Class D common stock on June 14, 2013 into $50,000
On June 16, 2014 each non-employee director was awarded 11,210 restricted shares of Class D common stock.
The number of shares was determined by dividing $4.46, the closing price of our Class D common stock on June 16, 2014 into $50,000

(3)	118,610 exercisable options outstanding in the aggregate as of December 31, 2014.

(4)	60,059 exercisable options outstanding in the aggregate as of December 31, 2014.

(5)	26,570 exercisable options outstanding in the aggregate as of December 31, 2014.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2014, the number of shares of Class A and Class D common stock that are issuable upon the exercise of stock options outstanding under our Amended and Restated 2009 Stock Plan and our 1999 Stock Plan, as amended on May 26, 2004, to increase the shares of Class D common stock available for issuance under the plan.  The 1999 Stock Plan, as amended, expired by its terms on May 5, 2009, leaving no shares available for issuance under that plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders
Radio One, Inc. Amended and Restated 1999 Stock Option and Restricted Stock Grant Plan
Class A	—	$—	—
Class D	2,291,630	$3.45

Equity compensation plans not approved by security holders
Radio One, Inc. 2009 Stock Option and Restricted Stock Grant Plan
Class D	1,445,729	$2.59	3,414,950

Total	3,737,359	$3.12	3,414,950

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                    During the last completed fiscal year, which ended on December 31, 2014, the compensation committee was comprised of Terry L. Jones, Ronald E. Blaylock, D. Geoffrey Armstrong, Dennis A. Miller and Brian W. McNeill.   None of those members is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any entity that employed any member of the Company’s compensation committee or board of directors.

COMPENSATION COMMITTEE REPORT

                   Director Terry L. Jones was the Chairperson and directors Ronald E. Blaylock, Brian W. McNeill, D. Geoffrey Armstrong and Dennis A. Miller served on the compensation committee.  The compensation committee has reviewed the performance of the executive officers of Radio One, Inc. and approved their 2014 compensation, including salary and cash and equity bonus amounts.  The compensation committee also has reviewed and discussed the Compensation Discussion and Analysis for the fiscal year ended December 31, 2014, with the management of Radio One. Based on its review and discussion, the compensation committee recommends that this Compensation Discussion and Analysis be included in Radio One’s proxy statement relating to the 2015 annual meeting of shareholders.

Respectfully submitted,

Compensation Committee:

Terry L. Jones, Chairman
Brian W. McNeill
D. Geoffrey Armstrong
Dennis A. Miller
Ronald E. Blaylock

AUDIT COMMITTEE REPORT

    This report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of Radio One’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

The audit committee’s responsibilities are described in its written charter adopted by the board. The audit committee charter is posted on Radio One’s website located at www.radio-one.com/about/audit_committee.asp.   The audit committee fulfills its responsibilities through periodic meetings with our independent registered public accounting firm and management.  The audit committee reviews the financial information that will be provided to stockholders and others, the systems of internal controls that management and the board have established, and the audit process. In fulfilling these responsibilities, the committee, among other things, oversees the independent registered public accounting firm and confirms their independence, reviews the adequacy of the system of internal accounting controls and internal control over financial reporting, reviews financial statements, earnings releases and accounting matters, and reviews related party transactions.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The committee meetings regularly included separate sessions with the independent registered public accounting firm, in each case without the presence of Radio One’s management.  As part of its oversight of Radio One’s financial statements, the committee reviewed and discussed with both management and the independent registered public accounting firm the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2014, and quarterly operating results prior to their issuance.  During 2014, management advised the committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles and reviewed significant accounting and disclosure issues with the committee.  The committee also typically holds discussions with management and the independent registered public accounting firm regarding the effectiveness of Radio One’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Due to a change in the Company’s status to an accelerated filer for the year ended December 31, 2014, such discussion was required in connection with the filing of the Form 10-K for 2014.  The committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, which includes, among other items, matters related to the conduct of the annual audit of Radio One’s financial statements. In addition, the committee discussed with the independent registered public accounting firm the auditors’ independence from Radio One and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the committee satisfied itself as to the independent registered public accounting firms’ independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board, and the board approved, the inclusion of the audited financial statements in Radio One’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Respectfully submitted,

Audit Committee:

D. Geoffrey Armstrong, Chairman
Brian W. McNeill
Dennis A. Miller

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all transactions and relationships in which Radio One and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest.  In addition, our code of ethics requires our directors, executive officers and principal financial officers to report to the board or the audit committee any situation that could be perceived as a conflict of interest.  Once a related person transaction has been identified, the board of directors may appoint a special committee of the board of directors to review and, if appropriate, approve such transaction.  The special committee will consider the material facts, such as the nature of the related person’s interest in the transaction, the terms of the transaction, the importance of the transaction to the related person and to us, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and other matters it deems appropriate.  As required under the SEC rules, we disclose in the proxy statement related party transactions that are directly or indirectly material to us or a related person.

Music One, Inc.

                  The Company’s CEO and Chairperson own a music company called Music One, Inc. (“Music One”). The Company sometimes engages in promoting the recorded music product of Music One. Based on the cross-promotional value received by the Company, we believe that the provision of such promotion is fair. During the years ended December 31, 2014, 2013 and 2012, Radio One paid $0, $0 and $38,000, respectively, to or on behalf of Music One, primarily for market talent event appearances, travel reimbursement and sponsorships. For the years ended December 31, 2014, 2013 and 2012, the Company provided advertising to Music One in the amount of $0, $0 and $1,000, respectively.

                  The office space and administrative support transactions between Radio One and Music One are conducted at cost and all expenses associated with the transactions are passed through at actual costs. Costs associated with office space on behalf of Music One are calculated based on square footage used by Music One, multiplied by Radio One’s actual per square foot lease costs for the appropriate time period. Administrative services are calculated based on the approximate hours provided by each Radio One employee to Music One, multiplied by such employee’s applicable hourly rate and related benefits allocation. Advertising spots are priced at an average unit rate. Based on the cross-promotional nature of the activities provided by Music One and received by the Company, we believe that these methodologies of charging average unit rates or passing through the actual costs incurred are fair and reflect terms no more favorable than terms generally available to a third-party.

PROPOSAL 3 — APPROVAL OF 2014 COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

            As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers for the fiscal year ended December 31, 2014.

Our executive compensation program and compensation paid to our named executive officers are described in the “Executive Compensation” section beginning on page 25 of this proxy statement. Our compensation programs are overseen by the compensation committee and reflect our philosophy to pay our executive officers in ways that support the overall objective of our compensation plan which is to attract, motivate, retain and reward top-quality management.  To achieve this, we aim to provide a compensation package that is competitive in the markets and industries in which we compete for talent that provides rewards for achieving financial, operational and strategic performance goals and aligns executives’ financial interests with those of our shareholders.  We seek to achieve our compensation philosophy through three key compensation elements:

•	base salary;

•	a performance-based annual bonus (that constitutes the short-term incentive element of our program), which may be paid in cash, restricted stock shares or a combination of these; and

•
grants of long-term, equity-based compensation (that constitute the long-term incentive element of our program), such as stock options and/or restricted stock shares, which may be subject to time-based and/or performance-based vesting requirements.

The Committee believes that this three-part approach is consistent with programs adopted by similarly situated companies, allows us to stay competitive in our industry and best serves the interests of our stockholders by linking significant components of executive compensation to company performance.  The board endorses the Company’s executive compensation program, including potential bonus compensation although none was paid to the named executive officers for the fiscal year ended December 31, 2014, and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, including (i) potential bonus compensation although none was paid to the named executive officers for the fiscal year ended December 31, 2014 and (ii) the compensation to the named executive officers under their 2014 Terms of Employment, as described in this proxy statement under “Executive Compensation”, including the Compensation Discussion and Analysis (specifically including the section titled “2014 Compensation Actions”)  and the tabular and narrative disclosures contained in this proxy statement.

Required Vote and Recommendation

       You may vote for or against the following resolution, or you may abstain. Because this vote is advisory, it will not be binding upon our board of directors. However, the compensation committee will consider the outcome of the vote, along with other relevant factors, in evaluating its executive compensation program.

The Board Unanimously Recommends that You Vote “FOR” the Advisory (Non-Binding) Approval of the 2014 Compensation Awarded to Named Executives.

PROPOSAL 4 — APPROVAL OF AMENDMENT OF AMENDED AND RESTATED 2009 STOCK PLAN

On June 29, 2009, the board of directors acting by unanimous written consent adopted, subject to stockholder approval, a new stock incentive plan called the Radio One 2009 Stock Option and Restricted Stock Grant Plan (the “2009 Stock Plan”). The stockholders approved the 2009 Stock Plan on December 16, 2009.  On September 26, 2013, the board of directors adopted, subject to stockholder approval, certain amendments and restatement of the 2009 Stock Plan (the “Amended and Restated 2009 Stock Plan”). The Amended and Restated 2009 Stock Plan was adopted by the stockholders on November 14, 2013 at the 2013 annual meeting.   In this proposal, the Company is asking our stockholders to approve an amendment to the Amended and Restated 2009 Stock Plan to increase the number of shares reserved for issuance by 4,835,050 shares of our Class D common stock.  Upon passage of the amendment there will be a total of 8,250,000 Class D shares available for issuance under the Amended and Restated 2009 Stock Plan.

Our board believes that the Amended and Restated 2009 Stock Plan is a vital component of our employee compensation programs, since it allows us the ability to compensate our employees, consultants and non-employee directors whose contributions are important to our success, by offering them the opportunity to participate in our future performance, while at the same time providing an incentive to build long-term stockholder value. We operate in a competitive market and grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Both new hire grants and annual grants help keep employees’ interests aligned with the interests of our stockholders.  On April 13, 2015, the board approved the increase to the available share reserve for the reasons discussed below, subject to approval by our stockholders. Our board and management, therefore, recommend that stockholders approve the amendment to our Amended and Restated 2009 Stock Plan. If our stockholders do not approve the amendment to the Amended and Restated 2009 Stock Plan, it will remain in effect with its current terms and conditions and the number of shares reserved for issuance will not increase.

Amended and Restated 2009 Stock Plan Share Reserve

As of April 23, 2015, an aggregate of 3,414,950 shares of Class D common stock remained available for future grants under our Amended and Restated 2009 Stock Plan.  The board believes that this share reserve amount is insufficient to meet future long term incentive needs of the Company.  In 2014, in connection with the establishment of the 2014 Terms of Employment and in connection with a broader employee grant, 2,424,000 shares of Class D common stock were issued under the Amended and Restated 2009 Stock Plan and 1,105,000 options were also issued. Accordingly, the board believes that the request for an additional 4,835,050 shares of our Class D common stock is reasonable and necessary to allow us to replenish our share usage from the previous year, to continue granting practices in the future and to respond to competition for future employees.  Upon passage of the amendment there will be a total of 8,250,000 Class D shares available for issuance under the Amended and Restated 2009 Stock Plan.

Description of the Amended and Restated 2009 Stock Option and Restricted Stock Grant Plan

              The following description of the Amended and Restated 2009 Stock Plan is only a summary of certain provisions of the plan and is qualified in its entirety by reference to the full text of the Amended and Restated 2009 Stock Plan, a copy of which is included as Appendix A to our proxy statement filed October 3, 2013.

Purpose and Summary of Terms of the Amended and Restated 2009 Stock Plan

The purpose of the Amended and Restated 2009 Stock Plan is to promote the long-term financial success of the Company by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders.

Administration

               The Amended and Restated 2009 Stock Plan is administered by the compensation committee or such other committee of the board as the board may designate to administer the Amended and Restated 2009 Stock Plan. The compensation committee has the sole and complete authority to: (i) select participants; (ii) grant options or restricted stock grants to participants in such forms and amounts as it shall determine; (iii) impose such limitations, restrictions and conditions upon such options and grants as it shall deem appropriate; (iv) interpret the Amended and Restated 2009 Stock Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (v) correct any defect or omission or reconcile any inconsistency in the Amended and Restated 2009 Stock Plan or in any options or grants granted under the Amended and Restated 2009 Stock Plan; and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Amended and Restated 2009 Stock Plan.

Eligible Participants in the Plan

               Participants in the Amended and Restated 2009 Stock Plan may include any director, executive or other key employee of the Company, or any other individual who performs substantial work for or provides services to the Company, who is granted an award in accordance with the terms of the Amended and Restated 2009 Stock Plan by the compensation committee.

Types of Awards the Company May Issue Under the Plan

               The Amended and Restated 2009 Stock Plan allows the Company to grant two types of awards with respect to the Company’s Class D common stock: (i) options to purchase shares of the Company’s Class D common stock or (ii) restricted shares of the Company’s Class D common stock.

               Stock Options. The plan enables the Company to grant to participants options to purchase its Class D common stock at specified exercise prices. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment. Those tax implications are discussed in further detail below in the section entitled, “U.S. Federal Income Tax Consequences of Options and Restricted Stock.”

               Restricted Stock Grants. The Amended and Restated 2009 Stock Plan also enables the Company to issue or transfer restricted shares of Company stock to a participant under a grant, upon such terms as the compensation committee deems appropriate. Each grant is evidenced by a grant agreement, which: (a) specifies the number of shares of common stock covered by the grant; (b) specifies the date of grant of the grant; (c) specifies the vesting period; and (d) contains such other terms and conditions not inconsistent with the Amended and Restated 2009 Stock Plan as the compensation committee may, in its discretion, prescribe, including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares of stock are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock. Unless the compensation committee determines otherwise, during the restriction period, the participant shall have the right to vote shares of a grant but shall not have the right to receive any dividends or other distributions paid on such shares. The tax implications of restricted stock grants are discussed in further detail below in the section entitled, “U. S. Federal Income Tax Consequences of Options and Restricted Stock.”

Adjustments

                In the event of a reorganization, recapitalization, stock dividend or stock split, reverse stock split, or combination or other change in the shares of common stock, the compensation committee shall, in order to prevent the dilution or enlargement of rights under the Amended and Restated 2009 Stock Plan or outstanding options or grants, adjust (1) the number and type of shares as to which options or restricted stock grants may be granted under the Amended and Restated 2009 Stock Plan, (2) the number and type of shares covered by outstanding options or grants, (3) the exercise prices, if any, specified therein and/or (4) other provisions of the Amended and Restated 2009 Stock Plan which specify a number of shares, all as the compensation committee determines to be appropriate and equitable.

Impact of a Change in Control

                In the event of a change of control (as defined in the Amended and Restated 2009 Stock Plan), the compensation committee may provide, in its discretion, that the options and grants shall become immediately vested and that such options and grants shall terminate if not exercised as of the date of the change of control or any other designated date or that such options shall thereafter represent only the right to receive the excess of the consideration per share of common stock offered in such change of control over the exercise price of such options.

U.S. Federal Income Tax Consequences of Options and Restricted Stock

                The following generally summarizes the United States federal income tax consequences that generally arise with respect to awards granted under the Amended and Restated 2009 Stock Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

                Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax. A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short term.

               Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory shares option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

               Restricted Stock. A participant will not have income upon the grant of restricted shares unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the shares less the purchase price, if any. When the shares are sold, the participant will have a capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an 83(b) election, then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price, if any. When the shares are sold, the participant will have a capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

               Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The Board Unanimously Recommends that You Vote “For” the Approval of the Amendment of the  Amended and
Restated 2009 Stock Option and Restricted Stock Plan to increase the number of shares reserved for issuance by 4,835,050 shares of our Class D common stock such that there are a total of 8,250,000 Class D shares available for issuance.

PROPOSAL 5 —RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our financial statements for the year ended December 31, 2014, have been audited by Ernst & Young LLP, our independent registered public accounting firm. The board of directors has appointed Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2015. Although not required by the bylaws or other applicable laws, the board of directors, in accordance with accepted corporate practice, is asking stockholders to ratify the action of the board of directors in appointing the firm of Ernst & Young LLP to be the independent registered public accounting firm of Radio One for the year ending December 31, 2015, and to perform such other services as may be requested.

Whether the selection of Ernst & Young LLP is ratified or not by our stockholders at the annual meeting, the board of directors in its discretion may select and appoint a different independent registered public accounting firm at any time. In all cases, the board of directors will make any determination as to the selection of Radio One’s independent registered public accounting firm in light of the best interests of Radio One and its stockholders.

Representatives of Ernst & Young LLP will be present at the meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

                The following table shows the fees paid by us for audit and other services provided by Ernst & Young LLP during 2014 and 2013:

	Year Ended December 31,
	2014	2013
Audit fees(1)	$1,420,430	$1,895,026
Audit-related fees	-	-
__________

(1)
Consists of professional services rendered in connection with the audit of our financial statements for the most recent fiscal years, reviews of the financial statements included in our quarterly reports on Form 10-Q during the fiscal years ended December 31, 2014 and December 31, 2013, the stand-alone audit of TV One, LLC during the fiscal years ended December 31, 2014 and December 31, 2013, and the issuance of consents for filings with the SEC.

Pre-Approval Policies and Procedures

                The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed for Radio One by Ernst & Young LLP. This policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services up to a certain amount provided that the chairman reports any decisions to the audit committee at its next scheduled meeting.

The Board Unanimously Recommends that You Vote “For”
the Ratification of Ernst & Young LLP as the Independent Registered Public Accounting Firm
for the Year Ending December 31, 2015.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

In order for a stockholder proposal intended to be presented pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for the 2016 annual meeting, we must receive it no later than January 1, 2016, the date that is expected to be approximately 120 days prior to the mailing of the proxy statement for the 2016 annual meeting of stockholders.  To be considered for inclusion in our proxy statement for that meeting, the stockholder proposal must be in compliance with Rule 14a-8 under the Exchange Act. In order for a stockholder proposal outside of Rule 14a-8 to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, the stockholder proposal must be received by Radio One no later than March 10, 2016.  Stockholder proposals must be submitted by written notice delivered to the Assistant Secretary, Radio One, Inc., 14th Floor, 1010 Wayne Avenue, Silver Spring, Maryland 20910.

OTHER BUSINESS

At this time, the board of directors does not know of any business to be brought before the meeting other than the matters described in the notice of annual meeting. However, if a stockholder properly brings any other matters for action, each person named in the accompanying proxy intends to vote the proxy in accordance with his or her judgment on such matters.

By Order of the Board of Directors,

                                                                                                                                             Linda J. Vilardo
Assistant Secretary

**RADIO ONE**

THE URBAN MEDIA SPECIALIST

*RADIO ONE, INC.*
*1010 WAYNE AVENUE, 14TH FLOOR*
*SILVER SPRING, MD 20910*
*ATTN: LINDA J. VILARDO*

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RADIO ONE, INC.

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.**

**Vote For Directors**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class A Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____________________________

**NOMINEES:**

01) Brian W. McNeill — Class A Director
02) Terry L. Jones — Class A Director

2. Election of Class B Directors

**NOMINEES:**

03) Catherine L. Hughes — Class B Director
04) Alfred C. Liggins, III — Class B Director
05) D. Geoffrey Armstrong — Class B Director
06) Dennis A. Miller — Class B Director
07) Ronald E. Blaylock — Class B Director

**Vote on Proposals**

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on 6/2/2015.**

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M91702 P66626

## RADIO ONE, INc.
## Annual Meeting of Shareholders
## June 2, 2015
## 9:30 AM
## This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter D. Thompson and Linda J. Vilardo, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Radio One, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, EDT on June 2, 2015 at The Doubletree Hotel, 8727 Colesville Road, Silver Spring, MD 20910, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Address changes/comments:** ______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**continued and to be signed on reverse side**